SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2004

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington State or other jurisdiction of incorporation	0-26584 Commission File Number	91-1691604 (I.R.S. Employer Identification No.)

10 S. First Avenue, Walla Walla, Washington (Address of principal executive offices)	99362 (Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c)        Exhibits

        99.1     Press Release of Banner Corporation dated July 28, 2004.

Item 12. Results of Operations and Financial Condition

        On July 28, 2004, Banner Corporation issued its earnings release for the first quarter ended June 30, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

DATE: July 28, 2004	By: /s/D. Michael Jones D. Michael Jones President and Chief Executive Officer

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Exhibit 99.1

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THE CEREGHINO GROUP CORPORATE INVESTOR RELATIONS 5333 - 15th AVE SO., SUITE 1500 SEATTLE, WA 98108 206.762.0993 www.stockvalues.com	Contact: D. Michael Jones, President and CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

BANNER CORPORATION REPORTS YEAR TO DATE PROFITS INCREASE 18%
FUELED BY STRONG LOAN AND DEPOSIT GROWTH

Walla Walla, WA - July 28, 2004 - Banner Corporation (Nasdaq: BANR), the parent company of Banner Bank, today reported that exceptional growth in loans and deposits contributed to an 18% increase in net income for the first six months of 2004. For the first half of the year, net income was $8.9 million, or $0.76 per diluted share, compared to $7.6 million, or $0.68 per diluted share, for the same period a year earlier. For the second quarter, net income grew 10% to $4.5 million, or $0.39 per diluted share, compared to $4.1 million, or $0.37 per diluted share, for the second quarter of 2003.

"We are continuing to focus on building a well-rounded commercial bank," said D. Michael Jones, President and Chief Executive Officer. "Our business fundamentals remain strong as our revenues, loans and deposits have steadily increased. We are also moving forward and expanding our franchise. During the most recent quarter, we purchased three branch properties and a piece of undeveloped land from a major bank that recently completed an acquisition. This facilities purchase is part of an ambitious strategy to grow deposits by expanding our retail distribution in important markets in Washington, Oregon and Idaho. These properties, located in Edmonds, Kent, Everett and Bellingham, are all part of the Puget Sound region, the most highly populated area in the Pacific Northwest with the most significant business activity. Earlier this year, we opened new offices in Hillsboro, Oregon, Walla Walla, Washington, and Boise and Twin Falls, Idaho."

Second Quarter 2004 Highlights (Compared to Second Quarter 2003)

*	Net income increased 10% to $4.5 million.
*	Net interest income, after the provision for loan loss, increased 23% to $22.0 million.
*	Assets grew 10% to $2.8 billion.
*	Loans grew 15% to $1.9 billion.
*	Revenues increased 8% to $27.5 million.
*	Deposits grew 8% to $1.8 billion.
*	Provision for loan losses decreased 36% to $1.5 million as asset quality continued to improve.

Income Statement Review

Second quarter revenues (net interest income before the provision for loan losses plus other operating income) increased 8% to $27.5 million compared to $25.4 million in the second quarter of 2003. For the first half of the year, revenues increased 9% to $54.1 million compared to $49.7 million in the same period of 2003. For the quarter, net interest income before the provision for loan losses increased 17% to $23.4 million compared to $20.1 million in the second quarter of 2003. For the first half of the year, net interest income before the provision for loan losses increased 17% to $46.1 million compared to $39.5 million in the same period of 2003. Following the addition of $1.5 million to its provision for loan losses, Banner's net interest income for the quarter increased 23% to $22.0 million compared to $17.8 million in the second quarter a year ago.

Income from fees and service charges increased 12% for the second quarter and for the first six months of the year compared to the respective periods last year, as the number of new deposit accounts and balances both increased. Deposit fees and other service charges increased to $2.1 million in the second quarter compared to $1.8 million for the second quarter of 2003. Although mortgage banking operations increased from the first quarter, they declined from the second quarter a year ago when refinancing activity was at higher levels. "As refinancing activity slows, mortgage banking operations are returning to more normal levels," said Jones.

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BANR  -  Second Quarter Results
July 28, 2004

For the quarter, income from mortgage banking operations, including loan servicing fees, was $1.8 million compared to $3.2 million for the second quarter of 2003. Total other operating income for the quarter was $4.1 million compared to $5.4 million for the same quarter last year, declining principally as a result of the decrease in mortgage banking operations.

Banner's net interest margin increased 8 basis points to 3.65% for the quarter ended June 30, 2004, compared to 3.57% in the second quarter of 2003, but declined by 5 basis points from the first quarter of 2004. For the first half of 2004, net interest margin increased 5 basis points to 3.67%, from 3.62% in the first half of 2003. "Our net interest margin came under pressure during the quarter as a result of slightly lower yields on both loans and investments and an apparent end to a long-term period of declining funding costs, reflecting recent changes in interest rate markets," said Jones. "We have been booking better quality loans at somewhat narrower spreads in a very competitive market. In addition, the rate floors supporting some of our loans have been pushed lower in the current low rate environment as the loans mature and renew."

Over the past year Banner has opened five branches and four lending centers. Hiring personnel to staff this expansion and increased occupancy costs have contributed to a higher level of non-interest (other) expense. Continued legal and collection costs associated with certain non-performing assets, and expenses related to compliance with the additional disclosure and attestation provisions of the Sarbanes-Oxley Act also added to operating expense in the current period. Other operating expense was $19.5 million for the quarter ended June 30, 2004, compared to $17.3 million in the second quarter of 2003. For the first half of the year, other operating expense was $38.4 million compared to $34.3 million for the first half of 2003.

Balance Sheet Review

Assets reached a record $2.8 billion at June 30, 2004, a 10% increase from $2.5 billion a year earlier. Deposits grew 8%, to $1.8 billion, compared to $1.7 billion at June 30, 2003. Book value per share increased to $18.08 at June 30, 2004, from $17.96 per share a year earlier. Tangible book value was $14.82 per share at June 30, 2004, compared to $14.59 a year earlier.

Net loans grew 15%, to $1.9 billion at June 30, 2004, from $1.7 billion a year ago. "We have seen excellent growth in the commercial and multifamily real estate area, construction and land loans, and agricultural business," said Jones. "Commercial and multifamily real estate and construction and land development loans have increased 21% from year ago levels and now represent 55% of the loan portfolio. Commercial business and agricultural lending has increased 14% over the past twelve months and now represents 26% of the total portfolio." Single family lending represents just 17% of Banner's loan portfolio.

Credit Quality

Non-performing assets were $28.9 million, or 1.05% of total assets, at June 30, 2004, a 22% reduction from $37.1 million, or 1.48% of total assets, at June 30, 2003. The loan loss provision for the second quarter was $1.5 million, which is level with the provision in the first quarter, and a 36% reduction from the $2.3 million provision for the second quarter a year ago. At June 30, 2004, the allowance for loan losses totaled $28.0 million, representing 1.47% of total loans outstanding. Net charged off loans for the first six months of 2004 were 5 basis points of average loans outstanding, a significant improvement from the first six months of the prior year when net charge-offs were 31 basis points.

Conference Call

The Company will host a conference call today, Wednesday, July 28, 2004, at 8:00 a.m. PDT, to discuss the second quarter results. The conference call can be accessed live by telephone at 303-262-2211. To listen to the call online, go to the Company's website at www.banrbank.com or to www.fulldisclosure.com. Institutional investors may access the call via the subscriber-only site, www.streetevents.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 11003070# until Wednesday, August 4, 2004 or via the Internet at www.fulldisclosure.com.

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BANR  -  Second Quarter Results
July 28, 2004

About the Company

Banner Corporation is the parent company of Banner Bank, a commercial bank which operates a total of 46 branch offices and twelve loan offices in 23 counties in Washington, Oregon and Idaho. Banner Bank serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond the Company's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, management's ability to generate continued improvement in asset quality and profitability, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, the successful operation of the newly-opened branches and loan offices, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services and Banner's ability to successfully resolve the outstanding credit issues and/or recover check kiting losses. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

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BANR  -  Second Quarter Results
July 28, 2004

RESULTS OF OPERATIONS	Quarters Ended			6 Months Ended

(In thousands except share and per share data)	Jun 30, 2004	Mar 31,2004	Jun 30, 2003	Jun 30, 2004	Jun 30, 2003
INTEREST INCOME:
Loans receivable	$30,298	$29,019	$29,396	$59,317	$58,240
Mortgage-backed securities	4,394	4,527	3,183	8,921	6,235
Securities and cash equivalents	3,140	3,081	2,833	6,221	5,655
	37,832	36,627	35,412	74,459	70,130
INTEREST EXPENSE:
Deposits	8,404	7,864	8,851	16,268	17,722
Federal Home Loan Bank advances	4,962	5,125	5,747	10,087	11,447
Junior subordinated debentures / trust preferred securities	843	692	546	1,535	1,113
Other borrowings	223	237	203	460	375
	14,432	13,918	15,347	28,350	30,657
Net interest income before provision for loan losses	23,400	22,709	20,065	46,109	39,473
PROVISION FOR LOAN LOSSES	1,450	1,450	2,250	2,900	4,500
Net interest income	21,950	21,259	17,815	43,209	34,973
OTHER OPERATING INCOME:
Loan servicing fees	347	266	(83)	613	447
Other fees and service charges	2,057	1,843	1,839	3,900	3,497
Mortgage banking operations	1,452	1,252	3,244	2,704	5,306
Gain (loss) on sale of securities	62	11	- -	73	3
Miscellaneous	207	444	383	651	948
Total other operating income	4,125	3,816	5,383	7,941	10,201
OTHER OPERATING EXPENSE:
Salary and employee benefits	13,024	12,103	11,589	25,127	22,800
Less capitalized loan origination costs	(1,891)	(1,487)	(1,975)	(3,378)	(3,550)
Occupancy and equipment	2,645	2,487	2,349	5,132	4,721
Information / computer data services	1,016	1,026	868	2,042	1,706
Professional services	790	915	844	1,705	1,274
Advertising	1,341	1,108	801	2,449	1,667
Miscellaneous	2,611	2,676	2,799	5,287	5,714
Total other operating expense	19,536	18,828	17,275	38,364	34,332
Income before provision for income taxes	6,539	6,247	5,923	12,786	10,842
PROVISION FOR INCOME TAXES	1,991	1,884	1,802	3,875	3,292
NET INCOME	$4,548	$4,363	$4,121	$8,911	$7,550
Earnings per share
Basic	$0.41	$0.39	$0.38	$0.80	$0.70
Diluted	$0.39	$0.38	$0.37	$0.76	$0.68
Cumulative dividends declared per common share	$0.16	$0.16	$0.15	$0.32	$0.30
Weighted average shares outstanding
Basic	11,140,502	11,051,187	10,805,856	11,095,844	10,796,218
Diluted	11,720,499	11,634,105	11,130,330	11,685,980	11,085,621
Shares repurchased during the period	11,953	7,729	- -	19,682	- -

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BANR  -  Second Quarter Results
July 28, 2004

FINANCIAL CONDITION
(In thousands except share and per share data)	Jun 30, 2004	Mar 31,2004	Jun 30, 2003	Dec 31, 2003
ASSETS
Cash and due from banks	$ 53,699	$ 61,894	$ 143,945	$ 77,298
Securities available for sale	600,048	693,257	563,969	674,942
Securities held to maturity	51,211	31,498	11,191	27,232
Federal Home Loan Bank stock	35,387	35,038	33,814	34,693
Loans receivable:
Held for sale	5,887	12,100	39,602	15,912
Held for portfolio	1,903,532	1,784,482	1,624,514	1,711,013
Allowance for loan losses	(28,037)	(26,885)	(26,075)	(26,060)
	1,881,382	1,769,697	1,638,041	1,700,865
Accrued interest receivable	14,341	13,889	14,293	13,410
Real estate owned held for sale, net	3,564	2,077	8,691	2,967
Property and equipment, net	32,815	24,779	20,216	22,818
Goodwill and other intangibles, net	36,441	36,477	36,613	36,513
Deferred income tax asset, net	7,024	1,335	1,810	1,941
Bank-owned life insurance	34,529	34,143	32,748	33,669
Other assets	9,629	8,901	9,368	8,965
	$ 2,760,070	$ 2,712,985	$ 2,514,699	$ 2,635,313
LIABILITIES
Deposits:
Non-interest-bearing	$209,704	$203,695	$191,134	$205,656
Interest-bearing	1,622,889	1,546,195	1,501,730	1,465,284
	1,832,593	1,749,890	1,692,864	1,670,940
Borrowings:
Advances from Federal Home Loan Bank	555,058	585,158	507,952	612,552
Junior subordinated debentures	72,168	72,168	- -	56,703
Trust preferred securities	- -	- -	40,000	- -
Other borrowings	72,539	74,445	42,014	69,444
	699,765	731,771	589,966	738,699
Accrued expenses and other liabilities	17,911	16,538	31,537	18,444
Deferred compensation	4,739	4,500	3,728	4,252
Income taxes payable	2,768	751	1,723	178
	2,557,776	2,503,450	2,319,818	2,432,513
STOCKHOLDERS' EQUITY
Common stock	125,438	124,730	121,384	123,375
Retained earnings	85,494	82,801	74,966	80,286
Accumulated other comprehensive income	(4,461)	6,062	3,340	3,191

Unearned shares of common stock issued to Employee Stock Ownership Plan (ESOP) trust: at cost	(3,628)	(3,628)	(4,264)	(3,589)
Net carrying value of stock related deferred compensation plans	(549)	(430)	(545)	(463)
	202,294	209,535	194,881	202,800
	$ 2,760,070	$ 2,712,985	$ 2,514,699	$ 2,635,313
Shares Issued:
Shares outstanding at end of period	11,630,434	11,578,934	11,366,835	11,473,331
Less unearned ESOP shares at end of period	438,985	438,985	515,707	434,299
Shares outstanding at end of period excluding unearned ESOP shares	11,191,449	11,139,949	10,851,128	11,039,032
Book value per share (1)	$ 18.08	$ 18.81	$ 17.96	$ 18.37
Tangible book value per share (1)	$ 14.82	$ 15.53	$ 14.59	$ 15.06
Consolidated Tier 1 leverage capital ratio	8.86%	9.07%	8.20%	8.73%

(1) - Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan ( ESOP ).

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BANR  -  Second Quarter Results
July 28, 2004

ADDITIONAL FINANCIAL INFORMATION ( Dollars in thousands )
LOANS ( including loans held for sale ):	Jun 30, 2004	Mar 31,2004	Jun 30, 2003	Dec 31, 2003
Secured by real estate:
One- to four-family	$ 287,990	$ 279,497	$ 299,524	$ 275,197
Consumer secured by one- to four-family	38,918	32,600	25,875	31,277
Total one to four-family	326,908	312,097	325,399	306,474
Commercial	506,411	488,137	407,419	455,964
Multifamily	104,936	92,687	76,598	89,072
Construction and land	433,611	407,561	376,385	398,954
Commercial business	340,493	321,979	328,130	321,671
Agricultural business including secured by farmland	160,920	138,501	113,445	118,903
Consumer	36,140	35,620	36,740	35,887
Total loans outstanding	$1,909,419	$1,796,582	$1,664,116	$1,726,925

NON-PERFORMING ASSETS:	Jun 30, 2004	Mar 31,2004	Jun 30, 2003	Dec 31, 2003
Loans on non-accrual status	$ 24,118	$ 26,686	$ 27,196	$ 28,010
Loans more than 90 days delinquent, still on accrual	1,139	766	926	421
Total non-performing loans	25,257	27,452	28,122	28,431
Real estate owned ( REO ) / Repossessed assets	3,613	2,166	9,018	3,132
Total non-performing assets	$ 28,870	$ 29,618	$ 37,140	$ 31,563
Total non-performing assets / Total assets	1.03%	1.09%	1.48%	1.60%

	Quarters Ended			6 Months Ended
CHANGE IN THE ALLOWANCE FOR LOAN LOSSES:	Jun 30, 2004	Mar 31,2004	Jun 30, 2003	Jun 30, 2004	Jun 30, 2003
Balance, beginning of period	$ 26,885	$ 26,060	$ 25,551	$ 26,060	$ 26,539
Provision	1,450	1,450	2,250	2,900	4,500
Recoveries of loans previously charged off:	285	151	244	436	354
Loans charged-off:	(583)	(776)	(1,970)	(1,359)	(5,318)
Net (charge-offs) recoveries	(298)	(625)	(1,726)	(923)	(4,964)
Balance, end of period	$ 28,037	$ 26,885	$ 26,075	$ 28,037	$ 26,075

Net charge-offs / Average loans outstanding	0.02%	0.04%	0.11%	0.05%	0.31%
Allowance for loan losses/Total loans outstanding	1.47%	1.50%	1.57%	1.47%	1.57%

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BANR  -  Second Quarter Results
July 28, 2004

ADDITIONAL FINANCIAL INFORMATION ( Dollars in thousands ) ( Rates / Ratios Annualized )
	Quarters Ended			6 Months Ended
OPERATING PERFORMANCE:	Jun 30, 2004	Mar 31,2004	Jun 30, 2003	Jun 30, 2004	Jun 30, 2003
Average loans	$ 1,858,449	$ 1,750,998	$ 1,633,218	$ 1,804,723	$ 1,607,865
Average securities and deposits	721,778	716,046	622,141	718,912	593,927
Average non-interest-earning assets	149,293	163,435	160,455	156,365	158,950
Total average assets	$ 2,729,520	$ 2,630,479	$ 2,415,814	$ 2,680,000	$ 2,360,742

Average deposits	$ 1,776,837	$ 1,670,509	$ 1,598,829	$ 1,723,673	$ 1,552,883
Average borrowings	725,047	732,789	607,483	728,918	598,053
Average non-interest-earning liabilities	20,468	19,467	13,980	19,968	15,548
Total average liabilities	2,522,352	2,422,765	2,220,292	2,472,559	2,166,484
Total average stockholders' equity	207,168	207,714	195,522	207,441	194,258
Total average liabilities and equity	$ 2,729,520	$ 2,630,479	$ 2,415,814	$ 2,680,000	$ 2,360,742

Interest rate yield on loans	6.56%	6.67%	7.22%	6.61%	7.30%
Interest rate yield on securities and deposits	4.20%	4.27%	3.88%	4.24%	4.04%
Interest rate yield on interest-earning assets	5.90%	5.97%	6.30%	5.93%	6.42%

Interest rate expense on deposits	1.90%	1.89%	2.22%	1.90%	2.30%
Interest rate expense on borrowings	3.34%	3.32%	4.29%	3.33%	4.36%
Interest rate expense on interest-bearing liabilities	2.32%	2.33%	2.79%	2.32%	2.87%
Interest rate spread	3.58%	3.64%	3.51%	3.61%	3.55%
Net interest margin	3.65%	3.70%	3.57%	3.67%	3.62%

Other operating income / Average assets	0.61%	0.58%	0.89%	0.60%	0.87%
Other operating expense / Average assets	2.88%	2.88%	2.87%	2.88%	2.93%
Efficiency ratio ( other operating expense / revenue )	70.98%	70.98%	67.88%	70.98%	69.11%
Return on average assets	0.67%	0.67%	0.68%	0.67%	0.64%
Return on average equity	8.83%	8.45%	8.45%	8.64%	7.84%
Average equity / Average assets	7.59%	7.90%	8.09%	7.74%	8.23%

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Transmitted on Business Wire on Wednesday, July 28, 2004, at 5:00 a.m. PDT.

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